UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 2.06 MATERIAL IMPAIRMENTS

On June 17, 2022, Centene Corporation (the “Company”) issued a press release announcing a reduction of its real estate footprint. As a result, the Company expects to record estimated pre-tax costs including impairments of $750 million to $800 million attributable to leased space (reflecting a 65% decrease in domestic leased space), inclusive of the cost to decommission space and lease termination fees, and $750 million to $850 million attributable to owned real estate.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 17, 2022, the Company announced its increased 2022 earnings guidance.

The Company will host a virtual investor meeting on June 17, 2022, including a question-and-answer session. The event will begin promptly at 8:30 AM (Eastern Time). Investors and other interested parties can access the full Centene Investor Day event and presentation online at: https://investors.centene.com/news-events/events-presentations.

The information contained on the website is not a part of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing by the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS

On June 17, 2022, the Company announced that its board of directors has authorized (i) a $3.0 billion increase of the Company’s existing stock repurchase program, allowing for the repurchase of up to $3.6 billion of its common stock, par value $0.001 per share (“Common Stock”) and (ii) a debt repurchase program, which in the aggregate provides for the repurchase of up to $1.0 billion of the Company’s outstanding senior notes. Either of the repurchase programs may be suspended or discontinued at any time.

Such repurchases may be made on the open market or in privately negotiated transactions. The timing and amount of any repurchases will be determined by the Company’s management based on its evaluation of market conditions and other factors. The Company may also establish 10b5-1 and 10b5-18 trading plans, as applicable, from time to time that will provide flexibility if and when it buys back securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated June 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	June 17, 2022	By:	/s/ ANDREW L. ASHER
Andrew L. Asher Executive Vice President & Chief Financial Officer